Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Equity Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock	457(o)

Fees to Be Paid	Equity	Preferred Stock	457(o)

Fees to Be Paid	Debt	Debt Securities	457(o)

Fees to Be Paid	Equity	Warrants	457(o)

Fees to Be Paid	Equity	Subscription Rights	457(o)

Fees to Be Paid	Equity	Units	457(o)

Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	(1)	(2)	$ 150,000,000 (2)	.0000927	$ 13,905

Fees previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$ 150,000,000		$13,905
	Total Fees Previously Paid							—
	Total Fee Offsets							$13,905
	Net Fee Due							$$0

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of rights to purchase common stock, preferred stock, units and other securities and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to pursuant to Item 16(b) of Form S-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)
Fee Offset Claims	Equity Bancshares, Inc.	S-3	333-225419	June 4, 2018		$18,675	Unallocated (Universal) Shelf	(1)	(1)	$150,000,000
Fee Offset Sources	Equity Bancshares, Inc.	S-3	333-225419		June 4, 2018						$18,675

(1)

On June 4, 2018, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-225419) (the “Original Registration Statement”), which registered an aggregate principal amount of $150,000,000 of Class A Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Units to be offered by the registrant from time to time (together, the “Original Offering”). No securities were sold pursuant to the Original Offering, and the Original Offering has been terminated. As a result, the registrant has $18,675 in unused filing fees associated with the Original Offering. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the registrant is using $13,905 of the unused filing fees to offset the filing fee payable in connection with this filing.